UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIOLASE, INC.

4 Cromwell

Irvine, California 92618

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 5, 2018

2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 2018

This supplement is being provided to the stockholders of BIOLASE, Inc. (the “Company”) in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2018 annual meeting of stockholders to be held on May 9, 2018 (the “annual meeting”). This supplement provides important information that modifies some of the information included in our proxy statement for the annual meeting (the “proxy statement”), which was previously sent to our stockholders on or about April 5, 2018. This supplement should be read in conjunction with the proxy statement.

As we announced on April 11, 2018, Harold C. Flynn, Jr. has resigned from his positions as President, Chief Executive Officer and director of the Company. Mr. Flynn had previously been nominated for re-election as a director of the Company at the annual meeting. However, as a result of his resignation, the Board has determined that it is no longer in the best interests of the Company or its stockholders for Mr. Flynn to be nominated for re-election as a director at the annual meeting.

We are supplementing the disclosure included in the proxy statement to make clear that notwithstanding any language to the contrary in the proxy statement or on the accompanying proxy card, Mr. Flynn will not be standing for re-election as a director at the annual meeting and no proxies will be voted in favor of Mr. Flynn’s re-election at the annual meeting.

The Board has determined that, at this time, it will not appoint a replacement to fill the Board seat that had been held by Mr. Flynn. Accordingly, the size of the Board has been reduced from five to four directors.

Please note that neither the proxy statement nor the proxy card for the annual meeting will be updated to reflect these developments.

The Board recommends that you vote “FOR” the election of the nominees for director listed in the proxy statement, as amended by this supplement: Dr. Richard B. Lanman, Dr. Jonathan T. Lord, Garrett Sato and James R. Talevich.

The other agenda items presented in the proxy statement are not affected by this supplement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

ON MAY 9, 2018: This supplement, the notice of annual meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, are available at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.”